                                                                 EXHIBIT 10.1


                                OMNIBUS AGREEMENT

                  This OMNIBUS AGREEMENT dated September 13, 1999 is by and among SmithKline Beecham Biologicals Manufacturing s.a., a Belgian corporation ("SB Bio"),SmithKline Beecham plc, an English corporation ("SB plc"), Antex Biologics Inc., a Delaware corporation formerly known as MicroCarb Inc. ("Antex") and MicroCarb Human Vaccines Inc., a Delaware corporation ("MCHV"). This OMNIBUS AGREEMENT shall be effective as of September 1, 1999 (the "Effective Date").


                                   WITNESSETH:

                  WHEREAS, SmithKline Beecham Corporation, MCHV and Antex were parties to a Research and Development, Research Support and License Agreement dated May 6, 1996 (the "Original License Agreement") that was terminated effective as of September 1, 1999;

                  WHEREAS, SB Bio, Antex and MCHV are parties to a Stock Purchase Agreement dated May 6, 1996 (the "Stock Purchase Agreement") pursuant to which, among other things, SB Bio acquired 262.5 shares of the common stock, par value $.01 per share, of MCHV (the "MCHV Common Stock") and Antex acquired
737.5 shares of the MCHV Common Stock;

                  WHEREAS, SB Bio, Antex and MCHV are parties to an Exchange Option Agreement dated May 6, 1996 (the "Exchange Option Agreement") pursuant to which, among other things, Antex granted SB Bio an option to exchange its shares of the MCHV Common Stock for shares of the common stock, par value $.01 per share of Antex (the "Common Stock");





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



                  WHEREAS, SB Bio, Antex and MCHV are parties to a Stockholders Agreement dated May 6, 1996 (the "Stockholders Agreement") which provides, among other things, for the corporate governance of MCHV;

                  WHEREAS, Antex and SB Bio are parties to a Warrant dated May 6, 1996 (the "Warrant") pursuant to which Antex granted SB Bio the right to purchase certain shares of the Common Stock;

                  WHEREAS, Antex and SB Bio are parties to a Registration Rights Agreement dated May 6, 1996 (the "Registration Rights Agreement") pursuant to which Antex granted SB Bio certain rights to register certain shares of the Common Stock owned by SB Bio following its exercise of the Warrant; and

                  WHEREAS, the parties hereto desire to (i) enter into a new research and development, research support and license agreement (ii) terminate the Stock Purchase Agreement (other than Sections 11.8, 11.9 and 11.10 thereof);
(iii) exchange 262.5 shares of MCHV Common Stock owned by SB Bio for 3,595,264 shares of the Common Stock pursuant to the Exchange Option Agreement and terminate the Exchange Option Agreement; (iv) merge MCHV with and into Antex;
(v) terminate the Stockholders Agreement; (vi) amend and restate the Warrant;
(vii) amend and restate the Registration Rights Agreement; and (viii) provide SB Bio with visitation rights for meetings of the Board of Directors of Antex.



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                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants which are to be made and performed by the respective parties hereto, the parties hereto, intending to be legally bound, agree as follows.

                                   ARTICLE I


                       Entrance into New License Agreement




                  Section 1.1 Entrance into New License Agreement. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, SB plc and Antex shall execute and deliver a new Research and Development, Research Support and License Agreement (the "New License Agreement") in form of Exhibit A attached hereto.

                                   ARTICLE II

                     Termination of Stock Purchase Agreement


                  Section 2.1 Termination of Stock Purchase Agreement. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, the Stock Purchase Agreement shall be terminated; provided, however, that the provisions of Sections 11.8, 11.9 and 11.10 thereof are restated herein and shall continue in full force and effect. Sections 11.8, 11.9 and 11.10 provide as follows:

                  Section 11.8 Standstill Obligations. For a period of ten (10) years from May 6, 1996, except with the prior consent of Antex, which consent may not be unreasonably withheld, SB



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Bio and its Affiliates, as defined below, shall not, directly or indirectly, acquire any Equity Securities, as defined below (except by way of (i) stock splits, stock dividends or other distributions or offerings made available to other holders of Common Stock generally, or (ii) stock options, warrants or other rights to purchase Common Stock approved by the Board of Directors of Antex) if the effect of such acquisition would be to increase the total percentage interest of SB Bio and its Affiliates, as defined below, in any class of the Equity Securities to more than twenty-eight percent (28%) (the "Threshold Percentage") of the then outstanding shares of any class of the Equity Securities; provided that:

                        (a) SB Bio may acquire Equity Securities without regard to the limitations set forth above if any of the following events shall occur:

                                 (i) If a bona fide tender or exchange offer is
made by any Person, as defined below, or 13D Group, as defined below
(other than an Affiliate of SB Bio) to acquire shares of Common Stock which, if added to the shares of Common Stock, if any, already owned by such Person or 13D Group, would represent ownership of the then outstanding shares of Common Stock greater than the Threshold Percentage; or

                                 (ii) If it is publicly disclosed or SB Bio
otherwise learns that shares of Common Stock representing more than twenty percent (20%) of the then outstanding shares of Common Stock have been acquired in a nonpublic transaction or that a bona fide offer has been made to acquire more than twenty percent (20%) of the then outstanding shares of Common Stock in a nonpublic transaction by any Person or 13D Group (other than an Affiliate of SB Bio).



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                        (b) SB Bio shall not be obligated to dispose of any
shares of Common Stock if the aggregate percentage ownership of SB Bio is increased as a result of (i) a recapitalization of Antex, (ii) a repurchase of shares of Common Stock by Antex or (iii) any other reason not in violation of this Agreement.

                        (c)   If any event identified in Section 11.8(a)(i) or
(ii) occurs, SB Bio shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and directed to the same Person or Persons and for the same resulting number of shares as that which is being taken by such Person or 13D Group. In proceeding with any action or offer permitted under this Section 11.8, SB Bio shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by such Person or 13D Group.

                        (d) In the event that SB Bio or an Affiliate sells, assigns or otherwise transfers five percent (5%) or more of the then outstanding shares of Common Stock, or sells, assigns or otherwise transfers any shares of Common Stock to a Person to whom SB Bio or an Affiliate has previously sold, assigned or transferred any shares of Common Stock, or to any Person, so that upon such sale, assignment or transfer, such Person owns in the aggregate five percent (5%) or more of the then outstanding shares of Common Stock at a price per share of Common Stock which is greater than the sum of (a) $.37 and (b) the product of (i) the number of months from May 6, 1996 to the date of such sale, assignment or other transfer pursuant to Section 11.9(c) and (ii) $.37 and (iii)
 .0167, than the standstill obligations of this Section 11.8 shall be binding upon



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the Person who purchases such shares. Except as set forth in the immediately preceding sentence, the standstill obligations of this Section 11.8(d) shall not be binding upon any Person who purchases shares of Common Stock from SB Bio or an Affiliate.

            Section 11.9.  Transfer by SB Bio of Shares of Common Stock.

                       (a) SB Bio may sell, assign or otherwise transfer shares of Common Stock from time to time owned by it to Affiliates without restriction. Notwithstanding the preceding sentence, neither SB Bio nor its Affiliates may sell, assign or otherwise transfer shares of Common Stock except in accordance with the terms of this Agreement.

                       (b) Except as otherwise provided in Section 11.9(c), SB Bio may sell, assign or otherwise transfer shares of Common Stock from time to time owned by it which have been registered with the Securities and Exchange Commission without restriction. Except as otherwise provided in Section 11.9(c), SB Bio may sell, assign or otherwise transfer shares of Common Stock from time to time owned by it which have not been registered with the Securities and Exchange Commission without restriction other than the requirements of Rule 144 promulgated under the Securities Act of 1933, as from time to time in effect, including the volume limitations under Rule 144 irrespective of whether Rule 144(k) applies.

                       (c) If at any time prior to May 6, 2006 SB Bio proposes to sell five percent (5%) or more of the then outstanding shares of Common Stock, SB Bio shall give written notice (the "Transfer Notice") to Antex specifying the number of shares of Common Stock that SB Bio desires to transfer (the "Transfer Stock") and the price at which SB Bio is offering to sell the



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Transfer Stock (the "Offering Price"). The Transfer Notice shall constitute an offer to sell all, but not less than all, of the Transfer Stock to Antex (or its designee) at the Offering Price with payment in immediately available funds. Antex or its designee shall have a period of thirty (30) calendar days to accept SB Bio's offer to sell all, but not less than all, of the Transfer Stock and an additional period of sixty (60) calendar days after the date that it accepts SB Bio's offer contained in the Transfer Notice to complete the purchase of all, but not less than all, of the Transfer Stock at the Offering Price. If Antex or its designee does not accept the offer contained in the Transfer Notice without modification within the time period prescribed in the preceding sentence, declines the offer contained in the Transfer Notice or accepts the offer contained in the Transfer Notice without modification, but fails to complete the purchase of all of the Transfer Stock within the time period specified in the preceding sentence, SB Bio may sell any or all of the Transfer Stock at an offering price which is not less than the Offering Price for a period of one (1) year from the date of the Transfer Notice. If SB Bio has not sold the Transfer Stock within such one (1) year period from the date of the Transfer Notice, SB Bio must comply with the provisions of this Section 11.9(c) prior to consummating any sale of such Transfer Stock. If SB Bio proposes to sell any of the Transfer Stock which constitutes five percent (5%) or more of the then outstanding shares of Common Stock within such one (1) year period for a price which is less than the Offering Price specified in the Transfer Notice, SB Bio must comply with the provisions of this Section 11.9(c) prior to consummating any sale of such Transfer Stock.

            Section 11.10 Non-Solicitation of Employees. For a period commencing on the date of this Agreement and ending two (2) years after the expiration of the New License Agreement (the





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"Non-Solicitation Period"), SB Bio and Antex each agree that neither they nor their Affiliates shall solicit, without the prior consent of the other party, for employment any individual who is employed by such other party during the Non-Solicitation Period so long as such individual is employed by the other party.

            Section 2.2 Definitions. For purposes of this Article II, the following terms shall have the following meanings:

                  (i) "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock (or any other class of the Equity Securities) which would be required under the Exchange Act to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned sufficient securities to require such a filing under the Exchange Act.

                  (ii) "Affiliate" of another Person means a Person which directly or indirectly owns, is owned by or is under common ownership with another Person to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any Person actually controlled by, controlling or under common control with another Person.

                  (iii) "Equity Securities" shall mean the Common Stock and the Preferred Stock, par value $.01 per share, of Antex.



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                  (iv) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                  (v) "Person" means and includes an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof.

                                  ARTICLE III


                  Exchange of MCHV Common Stock for Common Stock; Termination of Exchange Option and Stockholders Agreement; Merger of MCHV with and into Antex


                  Section 3.1 Exchange of MCHV Common Stock for Common Stock. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, (i) SB Bio shall deliver to Antex the original stock certificate representing 262.5 shares of MCHV Common Stock registered in SB Bio's name and
(ii) Antex shall deliver to SB Bio a duly executed stock certificate representing 3,595,264 shares of the Common Stock registered in SB Bio's name, which exchange shall be completed pursuant to the Exchange Option Agreement. Following the completion of such exchange, the Exchange Option Agreement shall be terminated, cancelled and of no further force or effect.

                  Section 3.2 Termination of the Stockholders Agreement. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, the Stockholders Agreement shall be terminated, cancelled and of no further force or effect.



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                  Section 3.3 Merger of MCHV with and into Antex.
Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, Antex and MCHV shall execute and file with the Secretary of State of Delaware a Certificate of Merger in the form of Exhibit B attached hereto.

                                   ARTICLE IV

                            Amendment of the Warrant


                  Section 4.1 Amendment of the Warrant. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, (i) SB Bio shall deliver to Antex the original Warrant and (ii) Antex shall deliver to SB Bio a duly executed Amended and Restated Warrant in the form of Exhibit C attached hereto.

                                   ARTICLE V

                 Amendment of the Registration Rights Agreement


                  Section 5.1 Amendment of the Registration Rights Agreement. Contemporaneous with the execution and delivery of this Agreement by all of the parties hereto, SB Bio and Antex shall execute and deliver to one another an amended and restated Registration Rights Agreement in the form of Exhibit D attached hereto.

                                   ARTICLE VI

                             Board Visitation Rights


                  Section 6.1 Board Visitation Rights. For so long as SB Bio or any or its Affiliates own in the aggregate at least ten percent (10%) of the outstanding shares of Common Stock



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(such outstanding shares calculated without taking into account any shares of
Common Stock issuable upon exercise or conversion of any exercisable or convertible securities), Antex shall (i) provide SB Bio notice of each meeting of Antex's Board of Directors (the "Board") at the same time and in the same manner as it provides notice of such meeting to any other member of the Board;
(ii) provide SB Bio all written materials provided to members of the Board in anticipation of, and at, each meeting of the Board at the same time and in the same manner as it provides such written materials to any other member of the Board; and (iii) allow one representative of SB Bio (or any of its Affiliates)(the "SB Bio Representative") to attend in a non-voting, observer capacity each meeting of the Board in person or, to the extent the meeting of the Board is to be held by teleconference, to attend such meeting by telephone conference call. Each SB Bio Representative must be approved by the Board of Directors of Antex in advance of any meeting of the Board, such approval not to be unreasonably withheld or delayed; provided, however, that at each annual meeting of shareholders of Antex, the Board of Directors shall pre-approve three
(3) acceptable SB Bio Representatives who shall be deemed approved by the Board of Directors until the next annual meeting of shareholders of Antex. Until the next annual meeting of shareholders of Antex (expected to be in June 2000), the approved SB Bio Representatives shall be Oliver Boucher, Moncef Slaoui and Jean Stephenne, with Oliver Boucher designated as the primary SB Bio Representative. All information which is received by SB Bio in connection with the exercise of its rights under this Section 6.1 shall be held by it in accordance with the confidentiality provisions of the New License Agreement. Notwithstanding the foregoing, it is understood and agreed that Antex reserves the right to withhold any information and to exclude the SB Bio Representative from any meeting or portion thereof to the



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extent access to such information or attendance at such meeting (i) would adversely affect the attorney-client privilege between Antex and its counsel or
(ii) would violate an obligation of confidentiality to a third party.


                                  ARTICLE VII

                     Representations and Warranties of Antex

                  Antex represents and warrants to SB Bio and SB plc, and SB Bio and SB plc in agreeing to consummate the transactions contemplated by this Agreement and each of the agreements attached as exhibits to this Agreement (collectively the "Related Agreements") have relied upon such representations and warranties, that, as of the signature date of this Agreement:


                  Section 7.1 Valid and Binding Agreements; Status of Common Stock. Antex has all requisite corporate power and authority and has taken all necessary corporate action to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby including without limitation the merger of MCHV with and into Antex. The shares of the Common Stock delivered to SB Bio pursuant to Section 3.1 are duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock, free and clear of all liens, security interests, pre-emptive rights, claims and other encumbrances. This Agreement and the Related Agreements to which Antex is a party have been duly and validly executed and delivered by Antex, and constitute valid and binding agreements of Antex, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally.



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                  Section 7.2 Corporate Organization.

                  (a) Antex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as currently conducted and to own the properties and assets it now owns.

                  (b) Antex is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in Maryland. The nature of Antex's business does not require it to be qualified to conduct business in any other jurisdictions.

                  (c) The copies of the certificate of incorporation, and all amendments thereto, of Antex as certified by the appropriate authorities of Delaware, and the by-laws, as amended to date, of Antex, as certified by its Secretary, which have heretofore been delivered to SB Bio, are true, complete and correct copies of the articles of incorporation and by-laws of Antex, as amended and in effect on the date hereof.

                  Section 7.3 Capitalization.

                  (a) The authorized capital stock of Antex consists solely of 95,000,000 shares of the Common Stock, of which 25,863,726 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of which none are issued or outstanding. The issued and outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of the Common Stock were issued in violation of the preemptive rights of any person.


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                  (b) Except as set forth in Section 7.3(a) and on Schedule 7.3,
(i) there are no shares of capital stock or other equity securities of Antex outstanding, (ii) there are no outstanding subscriptions, options, warrants or rights to purchase or acquire any equity securities of, (iii) no equity securities of Antex are reserved for issuance for any purpose, and (iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions, whether written or oral, to which Antex is a party or by which Antex is bound relating to any shares of the capital stock or other equity securities of Antex, whether or not outstanding.

                  Section 7.4 Subsidiaries and Affiliates. Antex owns no capital stock of any other person or has any other type of interest (whether ownership or other) in any other person other than MCHV and Antex Pharma Inc. Antex is not subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.


                  Section 7.5 No Violation, Etc. Neither the execution and delivery of this Agreement or the Related Agreements to which Antex is a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by Antex with any of the provisions hereof or thereof will (i) violate or conflict with any provisions of Antex's certificate of incorporation or by-laws, (ii) violate or conflict with any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to it, or
(iii) violate, or conflict with, or result in a breach in any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien,


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security interest, charge or other encumbrance upon the 3,595,264 shares of
Common Stock received pursuant to Section 3.1 or any of the properties or assets of Antex under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which Antex is a party or by which it or any of its assets is bound.

                  Section 7.6 Consents and Approvals. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by Antex of this Agreement or the Related Agreements to which it is a party or the consummation by Antex of the transactions contemplated hereby or thereby and no consent of any third party is required to consummate any of the transactions contemplated hereby or thereby.

                  Section 7.7 Disclosure. No representation or warranty made by or on behalf of Antex contained in this Agreement or the Related Agreements to which it is a party, and no statement contained in the Schedules hereto or thereto or any certificate or other document furnished to SB Bio pursuant to the provisions hereof or thereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which such statements are made, not misleading.

                  Section 7.8 Securities and Exchange Commission Documents. Antex has timely filed with the Securities and Exchange Commission all material filings (the "Commission



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Documents") required to be filed by it pursuant to the Exchange Act and the
Securities Act of 1933, and the Commission Documents complied in all material respects with the Exchange Act and the Securities Act of 1933, and none of the Commission Documents contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. Since June 30, 1999, Antex has conducted its business only in the ordinary course and in substantially the same manner as previously conducted and there has not been any material adverse change in the business, financial condition or prospects of Antex.

                  Section 7.9 Authorization of Reserved Shares. On the date hereof, the issuance, sale and delivery by Antex of the Common Stock issuable upon the exercise of the Amended and Restated Warrant (the "Reserved Shares") have been duly authorized by all requisite corporate action of Antex and have been duly reserved for issuance, and when so issued, sold, paid for and delivered in accordance with the terms of the Amended and Restated Warrant, the Reserved Shares will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights of any stockholder of Antex.

                  Section 7.10 Litigation. There are no (a) legal, administrative or arbitrable claims, actions, suits, proceedings, investigations or inquiries pending or threatened by or pending or, to the knowledge of Antex, threatened against Antex, and (b) judgments, decrees, arbitration awards, agreements or orders binding upon Antex. No material claims have been asserted against Antex since its incorporation on September 15, 1992. Antex is not aware and has no reason to be aware of any basis for any claim, action, suit, proceeding, investigation or inquiry.



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                  Section 7.11 Intellectual Property. (a) With the exception of
U.S. Patent No. 5,552,144 and all corresponding foreign patents and patent applications corresponding hereto and all continuations and divisions thereof (the "144Patent") which is co-owned by Antex and the United States of America and certain march-in rights of the United States of America, Department of the Navy with respect to Campylobacter, and with the exception of rights granted to Pasteur Merieux Serums et Vaccines S.A. ("Pasteur") pursuant to that certain license agreement dated December 1, 1994, Antex owns and possesses all right, title and interest in and to or will have license rights in the Intellectual Property (as such term in defined in the New License Agreement). With the exception of the rights granted to Pasteur, the march-in rights of the United States of America, Department of the Navy, and the rights owned by the United States of America with respect to the144 Patent, Antex has the sole and exclusive right to use and license other persons to use the Intellectual Property and none of the past or present employees, officers, directors or shareholders of Antex, or any other Person, has any rights with respect thereto. The consummation of the transactions contemplated hereby will not alter or impair any rights to use and license others to use the Intellectual Property. Antex has not received any notice or claim of infringement or any claim challenging or questioning the validity or effectiveness of Antex's rights in or to any of the items of Intellectual Property, and Antex is aware of no valid basis for any such claim. Except as noted above, Antex is not liable, nor has it made any contract or arrangement whereby it may become liable, to any Person for any royalty or other compensation for use of any of the items of Intellectual Property. Following consummation of the Merger of MCHV with and into Antex, Antex will possess all right, title and interest in all Intellectual Property that was at any time owned by MCHV. When executed



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

and delivered, the New License Agreement will effectively grant the license and other rights which are expressly granted to SB plc therein.

                                  ARTICLE VIII

               Representations and Warranties of SB Bio and SB plc

                  SB Bio and SB plc represent and warrant to Antex, and Antex in agreeing to consummate the transactions contemplated by this Agreement and the Related Agreements has relied upon such representations and warranties, that, as of the signature date of this Agreement:


                  Section 8.1 Organization, Standing and Power. SB Bio is a corporation duly organized under the laws of Belgium and has the requisite corporate power and authority to carry on its business as now being conducted and to own the properties and assets it presently owns. SB plc is a corporation duly organization under the laws of the United Kingdom and has the requisite corporate power and authority to carry on its business as now being conducted and to own the properties and assets it presently owns.

                  Section 8.2 Valid and Binding Agreements. All necessary corporate action on the part of SB Bio and SB plc has been taken to authorize the execution and delivery of this Agreement and the Related Agreements to which they are a party, the performance of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which they are a party have been duly and validly executed and delivered by SB Bio and SB plc and constitute valid and binding agreements of SB Bio and SB plc, enforceable in accordance with their terms, subject to



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bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally.

                  Section 8.3 No Violation. Neither the execution and delivery of this Agreement or the Related Agreements to which SB Bio and SB plc are a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by SB Bio and SB plc with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of SB Bio and SB plc, or (b) violate or conflict with any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SB Bio and SB plc, or (c) violate or conflict with, or result in a breach of any of the provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of SB Bio or SB plc under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of which SB Bio or SB plc is a party or by which they or any of their assets are bound.

                  Section 8.4 Consents and Approvals. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Agreement or the Related Agreements to which they are a party by SB Bio or SB plc or the consummation by SB Bio or SB plc of the transactions contemplated hereby or thereby and no consent of any third party is required to consummate any of the transactions contemplated hereby or thereby.


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

                  Section 8.5 Investor Status. SB Bio is an "accredited investor" as such term is defined in any of paragraphs (1) through (3), (7), (8) or Rule 501(a) under the Securities Act of 1933, as amended.

                                   ARTICLE IX

                                  Miscellaneous


                  Section 9.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and may be delivered personally (including by courier or nationally recognized courier), by first class registered or certified mail (return receipt requested), postage prepaid, or by facsimile (with written confirmation of receipt) addressed to the following addresses or facsimile numbers or to other such addresses or facsimile numbers as may be furnished in writing by one party to the others:

                  (a)     if to Antex:

                         Antex Biologics Inc.
                         300 Professional Drive
                         Gaithersburg, MD  20879, USA
                         Attention:  Chief Executive Officer
                         Facsimile:  (301) 590-1252

                         with a copy to:

                         Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                         Washington, DC  20004-6000, USA
                         Attention:  Alfred H. Moses, Esq.
                         Facsimile:  (202) 778-5196


                  (b)     if to SB Bio:

                         SmithKline Beecham Biologicals Manufacturing s.a. Rue de L'Institut 89
                         B-1330 Rixensart
                         Belgium
                         Attention:  President, General Manager
                         Facsimile:  011-32-2-656-8026

                         if to SB plc:

                         SmithKline Beecham plc
                         c/o SmithKline Beecham Corporation
                         One Franklin Plaza
                         P.O. Box 7929
                         Philadelphia, PA  19101-7929, USA
                         Attention:  Edgar B. Cale III, Esq.
                         Facsimile:  (215) 751-3935

                         with a copy to:

                         Dickstein Shapiro Morin & Oshinsky LLP
                         2101 L Street, N.W.
                         Washington, D.C.  20037, USA
                         Attention:  Neil Lefkowitz, Esq.
                         Facsimile:  (202) 887-0689

Any such notice or communication shall be presumed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery and (ii) in the case of nationally-recognized courier, on the business day after the date sent.


                  Section 9.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to such jurisdiction's conflicts of laws principles.

                  Section 9.3 Modification; Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by SB Bio, SB plc and

Antex. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.


                  Section 9.4 Entire Agreement. This Agreement, the Related Agreements, the Schedules and Exhibits hereto and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

                  Section 9.5 Assignment; Successors and Assigns. This Agreement may not be assigned by any party, without the prior written consent of the other parties; provided, however, that SB Bio and SB plc may each assign this Agreement and any of their rights hereunder to any of their affiliates or to any corporation with which it may merge or consolidate or sell all or substantially all of their respective assets without any prior consent; and Antex may assign this Agreement to any corporation with which Antex may merge, consolidate or sell all or substantially all of its assets without any prior consent. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

                  Section 9.6 Public Announcements. No public announcement of the transactions contemplated hereby or of the terms hereof at any time shall be made by any party without the prior written consent of the other parties, not to be unreasonably withheld or delayed, except to the extent as may be required by law in the opinion of counsel to SB plc or counsel to Antex and in the latter case, only upon at least five (5) days prior notification of the proposed announcement to the other party.

                  Section 9.7 Expenses. The parties shall each pay all costs and expenses incurred by them or on their behalf in connection with the preparation of this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of their own attorneys, accountants and advisors.

                  Section 9.8 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

                  Section 9.9 No Third Party Beneficiary. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

                  Section 9.10 Opinion of Counsel to Antex. Within five (5) business days of the execution and delivery of this Agreement by all of the parties hereto, Covington & Burling, counsel to Antex, shall deliver its opinion addressed to SB Bio concerning (i) the transactions contemplated by this Agreement and (ii) the issuance of shares of the Common Stock and the Amended and Restated Warrant to SB Bio, in the form set forth on Exhibit E attached hereto.

            Section 9.11 Execution in Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          [The balance of this page has been intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                           MicroCarb Human Vaccines Inc.



                           By:       /s/V. M. Esposito
                                    ----------------------------------
                              Name:       V. M. Esposito
                              Title:      President



                           Antex Biologics Inc.



                           By:       /s/V. M. Esposito
                                    ----------------------------------
                              Name:       V. M. Esposito
                              Title:      Chairman & CEO



                           SmithKline Beecham Biologicals Manufacturing s.a.



                           By:       /s/ Jean Stephenne
                                    ----------------------------------
                              Name:       Jean Stephenne
                              Title:      President, General Manager



                           SmithKline Beecham plc


                           By:       /s/Jean Stephenne
                                    ----------------------------------
                              Name:       Jean Stephenne
                              Title:      Attorney-in-Fact